News Release

Woodward Governor Company
1000 East Drake Road
Fort Collins, Colorado 80525, USA
Tel: 970-482-5811
Fax: 970-498-3058

FOR IMMEDIATE RELEASE

CONTACT: Rose Briani-Burden

Business Communications
815-639-6282

Woodward Announces Declaration of Dividend

Fort Collins, Colo., September 25, 2008—Woodward Governor Company (Nasdaq:
WGOV) announced today that its Board of Directors has approved a quarterly cash dividend of $0.06 per share, payable on December 1, 2008 to shareholders of record as of the close of business on November 17, 2008.
About Woodward
Woodward is an independent designer, manufacturer, and service provider of energy control and optimization solutions for engines, aircraft and industrial turbines, and electrical power system equipment. The company’s innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer cleaner, more reliable and cost-effective equipment. Woodward is headquartered in Fort Collins, Colo., USA and serves global markets in aerospace, power and process industries, and transportation. Visit our website at www.woodward.com.

The statements in this release concerning the company’s future sales, earnings, business performance, prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward’s Annual Report and Form 10-K for the year ended September 30, 2007, and the Quarterly Report Forms 10-Q for the quarters ended December 31, 2007, March 31, 2008, and June 30, 2008.

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